UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  October 1, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 8.01	Other Events.

On October 1, 2009, Exobox Technologies Corp. announced that it is curtailing operations including the lay-off of substantially all of its employees, and pursuing strategies to realize value for its shareholders and creditors. Such strategies may include the sale of core and non-core assets, technology licensing arrangements, joint ventures arrangements and/or a cessation of operations.

ITEM 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release of Exobox Technologies Corp., dated October 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Kevin P. Regan
Kevin P. Regan, Chief Executive Officer

Dated: October 1, 2009